                                                                    Exhibit 3.47


                                  B Y  L A W S
                                       OF
                     NORTHWEST DAIRY PRODUCTS COMPANY, INC.

                                    --------

                                   ARTICLE I
                            Meetings of Shareholders

     Section 1.1 All meetings of the shareholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Minnesota as may be designated by the Board of Directors in the notice and call of the meeting or as may be consented to in writing by all of the shareholders entitled to vote thereat.

     Section 1.2 The annual meeting of the shareholders shall be held on the second Friday in March of each year.

     Section 1.3 Special meetings of the shareholders for any purpose or purposes may be called at any time by the president, or in his absence by the vice president, or in any manner authorized by law. Business transacted at all special meetings shall be confined to the purposes stated in the call and notice thereof.

     Section 1.4 Notice of each annual and of each special meeting of shareholders, stating the time and place thereof and in the case of special meetings the purpose thereof, shall be mailed, postage prepaid, at least ten
(10) days before such meeting to each shareholder entitled to vote thereat at his or its address as the same appears on the books of the corporation.

     Section 1.5 At each meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder shall have one vote for each share of stock registered in his or its name on the books of the corporation at the date of the meeting.

     Section 1.6 The holders of a majority of the shares issued and outstanding and entitled to vote at any meeting of the shareholders, present in person or represented by proxy, shall be requisite to and shall constitute a quorum for the transaction of business.

     Section 1.7 Any action which may be taken by the shareholders at a meeting of shareholders may be taken without meeting if authorized by a writing signed by all of the shareholders who would be entitled to a notice of a meeting for such purposes. Any action taken at a meeting of shareholders where all shareholders are present will be valid whether or not notice of such meeting was in fact given.

                                   ARTICLE II
                                   Directors

     Section 2.1 The board of directors shall consist of seven (7) members. The first directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and have qualified. Thereafter the directors shall be elected at the annual meeting of the shareholders to hold office for a term of one year and until their successors are elected and qualify. If the office of any director becomes vacant for any reason a majority of the remaining directors, although less than a quorum, may choose a successor who shall hold office until the next annual meeting of the shareholders and until his successor is elected and has qualified.

     Section 2.2 The annual meeting of the board of directors shall be held without notice immediately following the adjournment of the annual meeting of shareholders and at the same place, for the purpose of election of officers for the ensuing year and to transact such other business as may properly come before the meeting.

     Section 2.3 Regular meetings of the board of directors shall be held without notice at the registered office of the corporation, or at such other place as may be designated, at such time as shall from time to time be determined by the board.

     Section 2.4 Special meetings of the board of directors may be called either by the president, or in his absence by the vice president, by notice to each director either personally, by mail, or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any director.

     Section 2.5 Any action taken by the board at any meeting where all directors are present shall be valid whether or not notice of such meeting was in fact given. Any action which might be taken at a meeting of the board of directors may be taken without meeting if evidenced by a resolution signed by all directors.

     Section 2.6 At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, but if less than a quorum are present those present may adjourn the meeting from time to time until a quorum shall be present.

                                  ARTICLE III
                              Powers of Directors

     Section 3.1 The general government, management and direction of the corporation shall be vested in the board of directors, which shall be authorized to exercise all corporate powers except as limited by statute or otherwise vested by the Articles of Incorporation or the Bylaws.

     Section 3.2 The directors shall not make or alter any bylaw fixing their number, qualifications, classification, or term of office.

                                   ARTICLE IV
                                    Officers

     Section 4.1 The officers of this corporation shall be a president, a vice president, a secretary, and a treasurer. Any two offices except those of president and vice president may be held by the same person. All officers shall hold office at the pleasure of the board of directors and be subject to dismissal by it, with or without cause.

     Section 4.2 The remuneration paid to all officers shall be fixed by the board of directors. If any vacancy shall occur among the officers it shall be filled by the board.

     Section 4.3 The president shall preside at all meetings of the shareholders and directors. He shall have general supervision of the business and affairs of the corporation, subject, however, to the control of the board of directors.

     Section 4.4 The vice president may, in the absence or disability of the president, perform the duties and exercise the powers of the president.

     Section 4.5 The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and record all votes and keep minutes of all proceedings. He shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors. He shall keep in safe custody the seal of the corporation, and when authorized by the board affix the same to any instrument requiring it.

     Section 4.6 The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of the receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by the president in the absence of designation by the board.

     Section 4.7 Any officer may by the board of directors be vested with any power and charged with any duty not contrary to law or inconsistent with the Articles of Incorporation or these Bylaws.

                                   ARTICLE V.
                                  Fiscal Year

     Section 5.1 The fiscal year of this corporation shall be the calendar year.

                                                  St. Paul, Minn.  Nov. 23, 1960
                                                                   -------------
Dear Sir:

              Received and filed proof of notice of incorporation
 of           Northwest Dairy Products Company, Inc.
    -----------------------------------------------------------------------

    -----------------------------------------------------------------------

    File No. 74468
            -------

                                                   Yours,
                                                      JOSEPH L. DONOVAN
                                                            Secretary of State

                                                                          Y  806

                            [STATE OF MINNESOTA SEAL]



              TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, Article of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 14th day of November, A.D. 1960 for the incorporation of

                     Northwest Dairy Products Company, Inc.
--------------------------------------------------------------------------------
under and in accordance with the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 301,

     NOW THEREFORE, I, Joseph L. Donovan, Secretary of State of the State of Minnesota, by virtue of the powers and duties vested in me by law, do hereby certify that the said

                     Northwest Dairy Products Company, Inc.
--------------------------------------------------------------------------------
is a legally organized Corporation under the laws of this State.


                               Witness my official signature hereunto sub-

                       scribed and the Great Seal of the State of Minnesota

                       hereunto affixed this fourteenth day of November in

 [State Seal]          the year of our Lord one thousand nine hundred and

                       sixty.


                                             /s/ Joseph L. Donovan
                                             -----------------------------------
                                                              Secretary of State

                                  B Y  L A W S
                                       OF
                     NORTHWEST DAIRY PRODUCTS COMPANY, INC.

                                     -----

                                   ARTICLE I
                            Meetings of Shareholders

     Section 1.1 All meetings of the shareholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Minnesota as may be designated by the Board of Directors in the notice and call of the meeting or as may be consented to in writing by all of the shareholders entitled to vote thereat.

     Section 1.2 The annual meeting of the shareholders shall be held on the second Friday in March of each year.

     Section 1.3 Special meetings of the shareholders for any purpose or purposes may be called at any time by the president, or in his absence by the vice president, or in any manner authorized by law. Business transacted at all special meetings shall be confined to the purposes stated in the call and notice thereof.

     Section 1.4 Notice of each annual and of each special meeting of shareholders, stating the time and place thereof and in the case of special meetings the purpose thereof, shall be mailed, postage prepaid, at least ten
(10) days before such meeting to each shareholder entitled to vote thereat at his or its address as the same appears on the books of the corporation.

     Section 1.5 At each meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder shall have one vote for each share of stock registered in his or its name on the books of the corporation at the date of the meeting.

     Section 1.6 The holders of a majority of the shares issued and outstanding and entitled to vote at any meeting of the shareholders, present in person or represented by proxy, shall be requisite to and shall constitute a quorum for the transaction of business.

     Section 1.7 Any action which may be taken by the shareholders at a meeting of shareholders may be taken without meeting if authorized by a writing signed by all of the shareholders who would be entitled to a notice of a meeting for such purposes. Any action taken at a meeting of shareholders where all shareholders are present will be valid whether or not notice of such meeting was in fact given.

                                   ARTICLE II
                                   Directors

     Section 2.1 The board of directors shall consist of seven (7) members. The first directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and have qualified. Thereafter the directors shall be elected at the annual meeting of the shareholders to hold office for a term of one year and until their successors are elected and qualify. If the office of any director becomes vacant for any reason a majority of the remaining directors, although less than a quorum, may choose a successor who shall hold office until the next annual meeting of the shareholders and until his successor is elected and has qualified.

     Section 2.2 The annual meeting of the board of directors shall be held without notice immediately following the adjournment of the annual meeting of shareholders and at the same place, for the purpose of election of officers for the ensuing year and to transact such other business as may properly come before the meeting.

     Section 2.3 Regular meetings of the board of directors shall be held without notice at the registered office of the corporation, or at such other place as may be designated, at such time as shall from time to time be determined by the board.

     Section 2.4 Special meetings of the board of directors may be called either by the president, or in his absence by the vice president, by notice to each director either personally, by mail, or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any director.

     Section 2.5 Any action taken by the board at any meeting where all directors are present shall be valid whether or not notice of such meeting was in fact given. Any action which might be taken at a meeting of the board of directors may be taken without meeting if evidenced by a resolution signed by all directors.

     Section 2.6 At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, but if less than a quorum are present those present may adjourn the meeting from time to time until a quorum shall be present.

                                  ARTICLE III
                              Powers of Directors

     Section 3.1 The general government, management and direction of the corporation shall be vested in the board of directors, which shall be authorized to exercise all corporate powers except as limited by statute or otherwise vested by the Articles of Incorporation or the Bylaws.

          Section 3.2 The directors shall not make or alter any bylaw fixing their number, qualifications, classification, or term of office.


                                   ARTICLE IV
                                    Officers


          Section 4.1 The officers of this corporation shall be a president, a vice president, a secretary, and a treasurer. Any two offices except those of president and vice president may be held by the same person. All officers shall hold office at the pleasure of the board of directors and be subject to dismissal by it, with or without cause.

          Section 4.2 The remuneration paid to all officers shall be fixed by the board of directors. If any vacancy shall occur among the officers it shall be filled by the board.

          Section 4.3 The president shall preside at all meetings of the shareholders and directors. He shall have general supervision of the business and affairs of the corporation, subject, however, to the control of the board of directors.

          Section 4.4 The vice president may, in the absence or disability of the president, perform the duties and exercise the powers of the president.

          Section 4.5 The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and record all votes and keep minutes of all proceedings. He shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors. He shall keep in safe custody the seal of the corporation, and when authorized by the board affix the same to any instrument requiring it.

          Section 4.6 The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of the receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by the president in the absence of designation by the board.

          Section 4.7 Any officer may by the board of directors be vested with any power and charged with any duty not contrary to law or inconsistent with the Articles of Incorporation or these Bylaws.


                                   ARTICLE V.
                                  Fiscal Year

          Section 5.1 The fiscal year of this corporation shall be the calendar year.

               ACTION BY WRITTEN CONSENT OF THE SOLE SHAREHOLDER
                                       OF
                     NORTHWEST FOOD PRODUCTS COMPANY, INC.

The undersigned, being the sole shareholder of Northwest Food Products Company, Inc. ("Company"), acting in accordance with Wisconsin laws, hereby adopts and approves the following resolutions:

                                     BYLAWS

     RESOLVED, that in accordance with the Articles of Incorporation, Article II, Section 2.1 of the bylaws of the Company shall be amended to provide that the board of directors shall consist of at least two (2) members.

     IN WITNESS WHEREOF, the undersigned, an authorized representative of Land O'Lakes, Inc., the sole shareholder of Northwest Food Products Company Inc., does hereby set his hand this 17 day of September, 2001.

LAND O'LAKES, INC.

By: /s/ John T. Rebane
    ---------------------------------

Print Name: John T. Rebane

Title: Assistant Secretary

Date: 9-17-01
      ------------------------------